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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Miguel Iribarren MIDWAY GAMES INC. (773) 961-2222 miribarren@midwaygames.com	Joseph N. Jaffoni Jaffoni & Collins Incorporated (212) 835-8500 mwy@jcir.com

MIDWAY GAMES INC. REPORTS RESULTS FOR THE DECEMBER QUARTER

        $43.7 MILLION IN REVENUE, NET LOSS OF $305,000 OR $0.01 PER SHARE
EXCLUDING PREFERRED STOCK CHARGES

        Chicago, Illinois, February 25, 2002—Midway Games Inc. (NYSE:MWY) announced today results of operations for the quarter ended December 31, 2001. This is the second quarter of a two-quarter stub period resulting from the Company's previously announced change to a December 31 fiscal year end. The Company also provided revenue and earnings guidance for the quarter ending March 31, 2002 and full-year ending December 31, 2002.

Results

        Revenues during the quarter ended December 31, 2001 were $43,720,000, down from $76,995,000 in the prior year period primarily due to fewer titles released during the quarter and the Company's exit from the coin-operated games business. The net loss during the December 31, 2001 quarter was $305,000 or $0.01 per share excluding preferred stock charges, compared with a net loss of $3,011,000 or $0.08 per share, in the prior year period. Including the preferred stock charges, Midway had a net loss of $2,725,000 or $0.07 per share in the quarter ended December 31, 2001. Included in the Company's results for the quarter was the net reversal of restructuring charges totaling $880,000 or $0.02 per share that was recorded in the year ended June 30, 2001. Also included in the quarter ended December 31, 2001 results was a provision to increase the allowance for doubtful accounts by $883,000 related to a major retailer seeking protection under bankruptcy laws.

        During the December 31, 2001 quarter, Midway released eight new home videogame products, one for Sony's PlayStation®2 computer entertainment system, two for Microsoft's Xbox™ video game system, one for Nintendo GameCube™, and four for Nintendo Game Boy® Advance. The Company's results for the quarter included reorders of products initially shipped during prior quarters, most notably SpyHunter and NHL Hitz 20-02 for the PlayStation®2. Revenues from the Company's recently exited coin-operated games business related to intellectual property fees and part sales totaled $2,945,000 during the quarter.

        Revenues for the six months ended December 31, 2001 were $72,055,000, down from $124,270,000 in the prior year period primarily due to fewer titles released during the period and the Company's exit from the coin-operated games business. The net loss for the six months ended December 31, 2001 was $5,847,000 or

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Midway Games Inc., 2/25/02	page 2

$0.15 per share excluding preferred stock charges, compared with a net loss of $12,962,000 or $0.34 per share, in the prior year period. Including the preferred stock charges, Midway had a net loss of $10,405,000 or $0.27 per share for the six months ended December 31, 2001.

Guidance

        For the quarter ending March 31, 2002, Midway expects to ship six new home videogame products and anticipates net sales of $33 million to $36 million. Midway expects a pre-tax loss of between $5.5 million and $7.0 million in the quarter ending March 31, 2002 excluding a one-time charge associated with the consolidation of administrative facilities from Corsicana, Texas estimated to be between $1.5 million and $2.5 million for the quarter and prior to estimated preferred stock charges of $2,525,000.

        For the fiscal year ending December 31, 2002, Midway expects to ship over forty new home videogame products, including highly anticipated games such as Mortal Kombat: Deadly Alliance, Freaky Flyers, MLB SlugFest 20-03, and Defender. The company anticipates net sales of $330 million to $340 million for the full year. Midway expects pre-tax income of between $49 million and $54 million in 2002 excluding one-time charges associated with the consolidation of administrative facilities from Corsicana, Texas estimated to be between $2.5 million and $3.5 million for the year and prior to estimated preferred stock charges of $11,076,000. Due to net operating loss carry forwards, the Company does not anticipate incurring income tax expense in 2002.

        Following is an updated preliminary release schedule for 2002:

Quarter Ending*	PlayStation 2	GameCube	Xbox	Game Boy Advance

3/31/02	NFL Blitz 20-02	Gauntlet Dark Legacy NFL Blitz 20-02 SpyHunter	NFL Blitz 20-02 SpyHunter

6/30/02	Fireblade Gravity Games BMX Legion: Legend of Excalibur MLB SlugFest 20-03	Gravity Games BMX	Gauntlet Dark Legacy Gravity Games BMX	SpyHunter
	Red Card Soccer	Red Card Soccer	Red Card Soccer

9/30/02	Mortal Kombat: Deadly Alliance NFL Blitz 20-03 NHL Hitz 20-03	MLB SlugFest 20-03 Mortal Kombat: Deadly Alliance NFL Blitz 20-03 NHL Hitz 20-03	MLB SlugFest 20-03 Mortal Kombat: Deadly Alliance NFL Blitz 20-03 NHL Hitz 20-03	NFL Blitz 20-03

12/31/02	Defender Dr. Muto Freaky Flyers NBA Basketball	Defender Dr. Muto Freaky Flyers NBA Basketball	Defender Freaky Flyers NBA Basketball	Mortal Kombat: Deadly Alliance

*Subject to Change - Release Dates Approximate - Expectations as of 2/02

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Midway Games Inc., 2/25/02	page 3

Midway Games Inc. is hosting a live webcast open to the general public at 4:45 p.m. EDT today, Monday, February 25, 2002. Interested parties may access the webcast at www.midway.com (select "investors") or through CCBN's individual investor center at www.companyboardroom.com. Please log-on fifteen minutes in advance to ensure that you are connected prior to the webcast's initiation. Following its completion, a replay of the webcast can be accessed for 30 days on the Internet via www.midway.com or www.companyboardroom.com.

        Midway Games Inc. is a leading developer, publisher and marketer of interactive entertainment software. Midway videogames are available for play on all major videogame platforms including the PlayStation®2 computer entertainment system, Xbox™ video game system from Microsoft, Nintendo GameCube™ and Game Boy® Advance.

        This press release contains forward-looking statements concerning future business conditions and the outlook for the Company based on currently available information that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward looking statements as a result of these risks and uncertainties, including, without limitation, the financial strength of the amusement games industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other risks more fully described under "Risk Factors" in the Company's amended registration statement on Form S-3 filed on December 11, 2001 with the SEC.

-tables follow-

Midway Games Inc., 2/25/02	page 4

MIDWAY GAMES INC.
Condensed Consolidated Statement of Operations
(Thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,			Six Months Ended December 31,
	2001		2000 (1)	2001		2000 (1)
Revenues:
Home video	$40,775		$58,694	$68,113		$89,440
Coin-operated video	2,945		18,301	3,942		34,830

Total revenues	43,720		76,995	72,055		124,270
Cost of sales:
Home video - product costs and distribution	14,659		27,490	23,472		41,664
Home video - royalties and product development	7,497		9,150	12,672		15,258

Home video - total cost of sales	22,156		36,640	36,144		56,922
Coin-operated video	(60	)(5)	12,857	729(5)		26,476

Total cost of sales	22,096		49,497	36,873		83,398

Gross profit	21,624		27,498	35,182		40,872
Research and development expense	6,919		14,507	12,807		31,008
Selling and marketing expense	10,182		12,730	19,154		20,896
Administrative expense	4,979	(2)(5)(6)	5,725	9,988	(3)(5)(6)	10,792
Restructuring expense	180	(5)	—	180	(5)	—

Operating loss	(636)		(5,464)	(6,947)		(21,824)
Interest income and other expense, net	331		646	1,100		1,085

Loss before credit for income taxes	(305)		(4,818)	(5,847)		(20,739)
Credit for income taxes	—		1,807	—	(4)	7,777

Net (loss)	$(305)		$(3,011)	$(5,847)		$(12,962)
Preferred stock dividend:
Cash	562		—	1,043		—
Imputed	1,858		—	3,515		—

(Loss) applicable to common stock	$(2,725)		$(3,011)	$(10,405)		$(12,962)

Basic and diluted (loss) per share of common stock	$(0.07)		$(0.08)	$(0.27)		$(0.34)

Average number of shares outstanding	38,968		37,711	38,413		37,711

(1)
Certain 2000 amounts have been reclassified to reflect current period presentation.

(2)
Reflects elimination of $981,000 amortization of goodwill from adoption of Statement of Financial Accounting Standards Number 142, "Goodwill and Other Intangible Assets".

(3)
Reflects elimination of $1,962,000 amortization of goodwill from adoption of Statement of Financial Accounting Standards Number 142, "Goodwill and Other Intangible Assets" and includes a one-time charge for executive retirement benefits of $1,050,000.

(4)
Does not include an income tax credit of $1,646,000, $0.04 per share, that under accounting interpretations the Company is required to exclude for periods after December 31, 2000.

(5)
Includes a component of the total net reversal of restructuring charges of $880,000.

(6)
Includes a provision to increase allowance for doubtful accounts by $883,000 related to a major retailer seeking protection under bankruptcy laws.

-balance sheet follows-

Midway Games Inc., 2/25/02	page 5

MIDWAY GAMES INC.
Condensed Consolidated Balance Sheets
(Thousands)
(unaudited)

	December 31, 2001	June 30, 2001 (1)
Assets
Cash	86,882	40,330
Short-term investments	41,000	21,000
Receivables, net	23,572	14,321
Income tax receivable	863	860
Inventories	2,203	1,988
Capitalized product development costs	17,664	5,342
Deferred income taxes	—	2,655
Other current assets	2,819	2,437

Total current assets	175,003	88,933
Capitalized product development costs	2,309	1,100
Property and equipment, net	19,559	19,678
Deferred income taxes	13,720	8,688
Goodwill, net	33,464	33,464
Other assets	2,350	4,356

Total assets	$246,405	$156,219

Liabilities and Stockholders' Equity
Accounts payable	5,462	5,497
Accrued compensation and related benefits	3,493	5,110
Deferred income taxes	2,377	—
Accrued royalties	3,752	1,205
Other accrued liabilities	13,004	5,715

Total current liabilities	28,088	17,527
Other noncurrent liabilities	1,755	6,197
Redeemable convertible preferred stock, redeemable at $55,125 and $42,000	35,949	20,667
Stockholders' equity:
Common stock	448	390
Additional paid-in capital	198,029	118,886
Retained earnings	(1,617)	8,788
Translation adjustment	(144)	(133)
Treasury stock	(16,103)	(16,103)

Total stockholders' equity	180,613	111,828

Total liabilities and stockholders' equity	$246,405	$156,219

(1)
Certain June 30, 2001 amounts have been reclassified to reflect current period presentation.

-supplemental data follows-

Midway Games Inc., 2/25/02	page 6

MIDWAY GAMES INC.
Supplemental Quarterly Data

Home Videogame Releases Three Months Ended December 31, 2001
Title	Platform
Shadow Hearts NHL Hitz 20-02 Arctic Thunder NHL Hitz 20-02 Cruis'n Velocity Arcade's Greatest Hits Rampage Puzzle Attack Mortal Kombat Advance	Sony PlayStation 2 Microsoft Xbox Microsoft Xbox Nintendo GameCube Game Boy Advance Game Boy Advance Game Boy Advance Game Boy Advance
	Revenue By Platform (in thousands) Three Months Ended December 31
Platform
	2001	2000
Sony PlayStation 2	$17,639	$10,746
Microsoft Xbox	7,818	—
Game Boy Advance	6,242	—
Nintendo GameCube	5,443	—
Sony PlayStation	1,333	14,595
Nintendo 64	892	20,814
Sega Dreamcast	720	10,470
Game Boy Color	—	1,822
Coin-Op and other	3,633	18,548

Total Revenue	$43,720	$76,995

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  EXHIBIT 99.1